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                                                                    Exhibit 99.1

                                      NOTE

U.S. $15,000.00                                                November 15, 2007

         FOR VALUE RECEIVED, the undersigned, AMASYS CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of C. W. GILLULY (the "Lender"), upon demand, the principal sum of U.S. FIFTEEN THOUSAND DOLLARS ($15,000.00), which constitutes the aggregate principal amount of the Advance (defined below) made by the Lender to the Borrower and outstanding on the date hereof.

         The Borrower promises to pay interest on the unpaid principal amount of the Advance from the date of such Advance until such principal amount is paid in full, at the rate of 12% per annum.

         Both principal and interest are payable in lawful money of the United States of America to the Lender, on or before December 31, 2008, at 415 First Street, S.E. Washington, D.C., 20003, or such other address as the holder hereof may designate in writing, in same day funds, without defense, offset or counterclaim.

         Borrower acknowledges the receipt of the amount of $15,000, which amount was loaned as of November 15, 2007 (the "Advance").

         The Borrower shall pay all reasonable costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by the Lender in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection or a default hereunder. This Note may be prepaid at any time without penalty.

         The Borrower, and every guarantor and endorser hereof, hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

         THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO THIS NOTE OR THE ENFORCEMENT OR COLLECTION HEREOF.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.


                                     AMASYS Corporation



                                     By:    /s/ S. Amber Gordon
                                            ------------------------------------
                                            S. Amber Gordon
                                            Corporate Secretary